Exhibit 99.1
Caterpillar Inc.
2Q 2022 Earnings Release

August 2, 2022

FOR IMMEDIATE RELEASE

Caterpillar Reports Second-Quarter 2022 Results

	Second Quarter
($ in billions except profit per share)	2022	2021
Sales and Revenues	$14.2	$12.9
Profit Per Share	$3.13	$2.56
Adjusted Profit Per Share	$3.18	$2.60

●	Second-quarter 2022 sales and revenues increased 11% to $14.2 billion
●	Second-quarter 2022 profit per share of $3.13; adjusted profit per share of $3.18
●	Returned $1.7 billion to shareholders through share repurchases and dividends in the quarter
DEERFIELD, Ill. – Caterpillar Inc. (NYSE: CAT) announced second-quarter 2022 sales and revenues of $14.2 billion, an 11% increase compared with $12.9 billion in the second quarter of 2021. The increase was primarily due to favorable price realization and higher sales volume.
Operating profit margin was 13.6% for the second quarter of 2022, compared with 13.9% for the second quarter of 2021. Second-quarter 2022 profit per share was $3.13, compared with second-quarter 2021 profit per share of $2.56. Adjusted profit per share in the second quarter of 2022 was $3.18, compared with second-quarter 2021 adjusted profit per share of $2.60. Adjusted profit per share for both quarters excluded restructuring costs. Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on page 13.
For the first half of 2022, enterprise operating cash flow was $2.5 billion. In the quarter, the company repurchased $1.1 billion of Caterpillar common stock and paid dividends of $0.6 billion. The company ended the period with $6.0 billion of enterprise cash.
“Our team delivered another good quarter with double-digit top line and adjusted profit per share growth despite ongoing supply chain challenges,” said Chairman and CEO Jim Umpleby. “Our second-quarter results reflect healthy demand across most of our end markets. We remain focused on executing our strategy for long-term profitable growth.”

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CONSOLIDATED RESULTS
Consolidated Sales and Revenues

The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the second quarter of 2021 (at left) and the second quarter of 2022 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees.
Total sales and revenues for the second quarter of 2022 were $14.247 billion, an increase of $1.358 billion, or 11%, compared with $12.889 billion in the second quarter of 2021. The increase was due to favorable price realization and higher sales volume, partially offset by unfavorable currency impacts primarily related to the euro, Australian dollar and Japanese yen. The increase in sales volume was driven by services, partially offset by lower sales of equipment to end users.
Sales were higher across the three primary segments.

Sales and Revenues by Segment
(Millions of dollars)	Second Quarter 2021	Sales Volume	Price Realization	Currency	Inter-Segment / Other	Second Quarter 2022	$ Change	% Change

Construction Industries	$5,656	$(25)	$535	$(122)	$(11)	$6,033	$377	7%
Resource Industries	2,547	140	317	(33)	(10)	2,961	414	16%
Energy & Transportation	4,975	363	260	(103)	210	5,705	730	15%
All Other Segment	128	4	1	(1)	(14)	118	(10)	(8%)
Corporate Items and Eliminations	(1,113)	17	(8)	1	(175)	(1,278)	(165)
Machinery, Energy & Transportation	12,193	499	1,105	(258)	—	13,539	1,346	11%

Financial Products Segment	774	—	—	—	24	798	24	3%
Corporate Items and Eliminations	(78)	—	—	—	(12)	(90)	(12)
Financial Products Revenues	696	—	—	—	12	708	12	2%

Consolidated Sales and Revenues	$12,889	$499	$1,105	$(258)	$12	$14,247	$1,358	11%

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
Second Quarter 2022
Construction Industries	$3,006	20%	$635	48%	$1,202	(7%)	$1,148	(17%)	$5,991	7%	$42	(21%)	$6,033	7%
Resource Industries	1,027	29%	466	(4%)	489	(7%)	913	38%	2,895	17%	66	(13%)	2,961	16%
Energy & Transportation	2,277	14%	382	53%	1,215	2%	766	12%	4,640	13%	1,065	25%	5,705	15%
All Other Segment	18	64%	—	(100%)	5	25%	15	(17%)	38	12%	80	(15%)	118	(8%)
Corporate Items and Eliminations	(20)		(2)		—		(3)		(25)		(1,253)		(1,278)
Machinery, Energy & Transportation	6,308	20%	1,481	27%	2,911	(3%)	2,839	4%	13,539	11%	—	—%	13,539	11%

Financial Products Segment	505	3%	87	34%	97	1%	109	(13%)	798	3%	—	—%	798	3%
Corporate Items and Eliminations	(42)		(21)		(10)		(17)		(90)		—		(90)
Financial Products Revenues	463	3%	66	22%	87	—%	92	(12%)	708	2%	—	—%	708	2%

Consolidated Sales and Revenues	$6,771	18%	$1,547	27%	$2,998	(3%)	$2,931	3%	$14,247	11%	$—	—%	$14,247	11%

Second Quarter 2021
Construction Industries	$2,498		$430		$1,291		$1,384		$5,603		$53		$5,656
Resource Industries	799		487		525		660		2,471		76		2,547
Energy & Transportation	1,992		250		1,196		682		4,120		855		4,975
All Other Segment	11		1		4		18		34		94		128
Corporate Items and Eliminations	(31)		(1)		(1)		(2)		(35)		(1,078)		(1,113)
Machinery, Energy & Transportation	5,269		1,167		3,015		2,742		12,193		—		12,193

Financial Products Segment	488		65		96		125		774		—		774
Corporate Items and Eliminations	(38)		(11)		(9)		(20)		(78)		—		(78)
Financial Products Revenues	450		54		87		105		696		—		696

Consolidated Sales and Revenues	$5,719		$1,221		$3,102		$2,847		$12,889		$—		$12,889

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the second quarter of 2021 (at left) and the second quarter of 2022 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation’s other operating (income) expenses.
Operating profit for the second quarter of 2022 was $1.944 billion, an increase of $155 million, or 9%, compared with $1.789 billion in the second quarter of 2021. The increase was primarily due to favorable price realization and higher sales volume, partially offset by higher manufacturing costs and higher selling, general and administrative (SG&A) and research and development (R&D) expenses. Unfavorable manufacturing costs largely reflected higher material and freight costs. The increase in SG&A/R&D expenses was mainly driven by investments aligned with the company's strategy for profitable growth and higher short-term incentive compensation expense.

Profit (Loss) by Segment
(Millions of dollars)	Second Quarter 2022	Second Quarter 2021	$ Change	% Change
Construction Industries	$989	$1,029	$(40)	(4%)
Resource Industries	355	349	6	2%
Energy & Transportation	659	738	(79)	(11%)
All Other Segment	31	(10)	41	n/a
Corporate Items and Eliminations	(230)	(453)	223
Machinery, Energy & Transportation	1,804	1,653	151	9%

Financial Products Segment	217	243	(26)	(11%)
Corporate Items and Eliminations	17	(29)	46
Financial Products	234	214	20	9%

Consolidating Adjustments	(94)	(78)	(16)

Consolidated Operating Profit	$1,944	$1,789	$155	9%
Corporate Items and Eliminations included corporate-level expenses, timing differences (as some expenses are reported in segment profit on a cash basis), methodology differences between segment and consolidated external reporting (the company values segment inventories and cost of sales using a current cost methodology), certain restructuring costs and inter-segment eliminations.

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Other Profit/Loss and Tax Items
•Other income (expense) in the second quarter of 2022 was income of $260 million, compared with income of $201 million in the second quarter of 2021. The change was primarily driven by favorable impacts from foreign currency exchange, partially offset by unfavorable impacts from commodity hedges, unrealized losses on marketable securities and lower pension and other postemployment benefit (OPEB) plan income.
•The provision for income taxes for the second quarter of 2022 reflected an estimated annual global tax rate of approximately 24%, compared with 26% for the second quarter of 2021, excluding the discrete items discussed below. The comparative tax rate for full-year 2021 was 23%.
In the second quarter of 2022, the company recorded discrete tax benefits of $55 million, primarily for a prior year tax adjustment due to a change in estimate, compared with a $17 million benefit in the second quarter of 2021 for the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense.

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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	Second Quarter 2021	Sales Volume	Price Realization		Currency	Inter-Segment	Second Quarter 2022	$ Change	% Change
Total Sales	$5,656	$(25)	$535		$(122)	$(11)	$6,033	$377	7%

Sales by Geographic Region
	Second Quarter 2022	Second Quarter 2021	$ Change		% Change
North America	$3,006	$2,498	$508		20%
Latin America	635	430	205		48%
EAME	1,202	1,291	(89)		(7%)
Asia/Pacific	1,148	1,384	(236)		(17%)
External Sales	5,991	5,603	388		7%
Inter-segment	42	53	(11)		(21%)
Total Sales	$6,033	$5,656	$377		7%

Segment Profit
	Second Quarter 2022	Second Quarter 2021	Change		% Change
Segment Profit	$989	$1,029	$(40)		(4%)
Segment Profit Margin	16.4%	18.2%	(1.8	pts)

Construction Industries’ total sales were $6.033 billion in the second quarter of 2022, an increase of $377 million, or 7%, compared with $5.656 billion in the second quarter of 2021. The increase was due to favorable price realization, partially offset by unfavorable currency impacts primarily related to the euro, Japanese yen and Australian dollar. Sales volume decreased slightly as lower sales of equipment to end users was mostly offset by higher sales of aftermarket parts.
▪In North America, sales increased due to favorable price realization and higher sales volume. Higher sales volume was driven by the impact from changes in dealer inventories. Dealer inventory decreased more during the second quarter of 2021 than during the second quarter of 2022.
▪Sales increased in Latin America primarily due to higher sales volume and favorable price realization. Higher sales volume was driven by higher sales of equipment to end users, partially offset by the impact from changes in dealer inventories. Dealer inventory decreased during the second quarter of 2022, compared with an increase during the second quarter of 2021.
▪In EAME, sales decreased due to lower sales volume and unfavorable currency impacts primarily related to the euro, partially offset by favorable price realization. Lower sales volume was primarily driven by the impact from changes in dealer inventories. Dealer inventory decreased during the second quarter of 2022, compared with an increase during the second quarter of 2021.
▪Sales decreased in Asia/Pacific mainly due to lower sales volume and unfavorable currency impacts primarily related to the Japanese yen and Australian dollar, partially offset by favorable price realization. Lower sales volume was driven by lower sales of equipment to end users, primarily in China.

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Construction Industries’ profit was $989 million in the second quarter of 2022, a decrease of $40 million, or 4%, compared with $1.029 billion in the second quarter of 2021. Favorable price realization was offset by unfavorable manufacturing costs and lower sales volume. Unfavorable manufacturing costs largely reflected higher material and freight costs.

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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	Second Quarter 2021	Sales Volume	Price Realization		Currency	Inter-Segment	Second Quarter 2022	$ Change	% Change
Total Sales	$2,547	$140	$317		$(33)	$(10)	$2,961	$414	16%

Sales by Geographic Region
	Second Quarter 2022	Second Quarter 2021	$ Change		% Change
North America	$1,027	$799	$228		29%
Latin America	466	487	(21)		(4%)
EAME	489	525	(36)		(7%)
Asia/Pacific	913	660	253		38%
External Sales	2,895	2,471	424		17%
Inter-segment	66	76	(10)		(13%)
Total Sales	$2,961	$2,547	$414		16%

Segment Profit
	Second Quarter 2022	Second Quarter 2021	Change		% Change
Segment Profit	$355	$349	$6		2%
Segment Profit Margin	12.0%	13.7%	(1.7	pts)

Resource Industries’ total sales were $2.961 billion in the second quarter of 2022, an increase of $414 million, or 16%, compared with $2.547 billion in the second quarter of 2021. The increase was primarily due to favorable price realization and higher sales volume. The increase in sales volume was due to higher sales of aftermarket parts.
Resource Industries’ profit was $355 million in the second quarter of 2022, an increase of $6 million, or 2%, compared with $349 million in the second quarter of 2021. Unfavorable manufacturing costs were offset by favorable price realization and higher sales volume. Unfavorable manufacturing costs largely reflected higher material and freight costs.

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ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	Second Quarter 2021	Sales Volume	Price Realization		Currency	Inter-Segment	Second Quarter 2022	$ Change	% Change
Total Sales	$4,975	$363	$260		$(103)	$210	$5,705	$730	15%

Sales by Application
	Second Quarter 2022	Second Quarter 2021	$ Change		% Change
Oil and Gas	$1,232	$1,137	$95		8%
Power Generation	1,186	1,052	134		13%
Industrial	1,117	899	218		24%
Transportation	1,105	1,032	73		7%
External Sales	4,640	4,120	520		13%
Inter-segment	1,065	855	210		25%
Total Sales	$5,705	$4,975	$730		15%

Segment Profit
	Second Quarter 2022	Second Quarter 2021	Change		% Change
Segment Profit	$659	$738	$(79)		(11%)
Segment Profit Margin	11.6%	14.8%	(3.2	pts)

Energy & Transportation’s total sales were $5.705 billion in the second quarter of 2022, an increase of $730 million, or 15%, compared with $4.975 billion in the second quarter of 2021. Sales increased across all applications and inter-segment sales.
▪Oil and Gas – Sales increased due to higher sales of reciprocating engine aftermarket parts and engines used in well servicing and gas compression applications, primarily in North America, partially offset by lower sales for turbines and turbine-related services.
▪Power Generation – Sales rose due to higher sales volume in small reciprocating engine applications, reciprocating engine aftermarket parts and turbines and turbine-related services.
▪Industrial – Sales were up due to higher sales volumes across all regions.
▪Transportation – Sales increased in reciprocating engines aftermarket parts and rail services.
Energy & Transportation’s profit was $659 million in the second quarter of 2022, a decrease of $79 million, or 11%, compared with $738 million in the second quarter of 2021. The decrease was mainly due to unfavorable manufacturing costs and higher SG&A/R&D expenses, partially offset by favorable price realization and higher sales volume. Unfavorable manufacturing costs largely reflected higher material and freight costs. The increase in SG&A/R&D expenses was primarily driven by investments aligned with strategic initiatives and higher short-term incentive compensation expense.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	Second Quarter 2022	Second Quarter 2021	$ Change	% Change
North America	$505	$488	$17	3%
Latin America	87	65	22	34%
EAME	97	96	1	1%
Asia/Pacific	109	125	(16)	(13%)
Total Revenues	$798	$774	$24	3%

Segment Profit
	Second Quarter 2022	Second Quarter 2021	Change	% Change
Segment Profit	$217	$243	$(26)	(11%)

Financial Products’ segment revenues were $798 million in the second quarter of 2022, an increase of $24 million, or 3%, compared with $774 million in the second quarter of 2021.The increase was primarily due to a favorable impact from returned or repossessed equipment in North America and higher average financing rates in Latin America, partially offset by lower average earning assets in Asia/Pacific.
Financial Products’ segment profit was $217 million in the second quarter of 2022, a decrease of $26 million, or 11%, compared with $243 million in the second quarter of 2021. The decrease was mainly due to an unfavorable impact from equity securities in Insurance Services and a higher provision for credit losses at Cat Financial, partially offset by a favorable impact from returned or repossessed equipment.
At the end of the second quarter of 2022, past dues at Cat Financial were 2.19%, compared with 2.58% at the end of the second quarter of 2021. The decrease in past dues was mostly driven by the Caterpillar Power Finance, EAME and North America portfolios. Write-offs, net of recoveries, were less than $1 million for the second quarter of 2022, compared with $54 million for the second quarter of 2021. As of June 30, 2022, Cat Financial's allowance for credit losses totaled $376 million, or 1.41% of finance receivables, compared with $357 million, or 1.29% of finance receivables at March 31, 2022. The increase in allowance for credit losses included a higher reserve for the Russia and Ukraine portfolios. The allowance for credit losses at year-end 2021 was $337 million, or 1.22% of finance receivables.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $213 million in the second quarter of 2022, a decrease of $269 million from the second quarter of 2021, primarily driven by lower expenses due to timing differences, favorable impacts of segment reporting methodology and a favorable change in fair value adjustments related to deferred compensation plans, partially offset by higher corporate costs.

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Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.Sales of equipment to end users is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Tuesday, August 2, 2022.
iii.Information on non-GAAP financial measures is included in the appendix on page 13.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Tuesday, August 2, 2022, to discuss its 2022 second-quarter results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
With 2021 sales and revenues of $51.0 billion, Caterpillar Inc. is the world’s leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. For nearly 100 years, we’ve been helping customers build a better, more sustainable world and are committed and contributing to a reduced-carbon future. Our innovative products and services, backed by our global dealer network, provide exceptional value that helps customers succeed. Caterpillar does business on every continent, principally operating through three primary segments – Construction Industries, Resource Industries and Energy & Transportation – and providing financing and related services through our Financial Products segment. Visit us at caterpillar.com or join the conversation on our social media channels at caterpillar.com/en/news/social-media.html.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Ryan Fiedler, +1 224-551-4074 or Fiedler_Ryan_S@cat.com
Caterpillar media contact: Rachel Potts, +1 309-573-3444 or Potts_Rachel_A@cat.com

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Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) the duration and geographic spread of, business disruptions caused by, and the overall global economic impact of, the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of one significant item in order for the company’s results to be meaningful to readers. This item consists of (i) restructuring costs, which were incurred to generate longer-term benefits. The company does not consider this item indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results. The company intends to discuss adjusted profit per share for the fourth quarter and full-year 2022, excluding mark-to-market gains or losses for remeasurement of pension and other postemployment benefit plans along with any other discrete items.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate	Profit	Profit per Share

Three Months Ended June 30, 2022 - U.S. GAAP	$1,944	13.6%	$2,096	$427	20.4%	$1,673	$3.13
Restructuring costs	28	0.2%	28	2	10.0%	26	$0.05
Three Months Ended June 30, 2022 - Adjusted	$1,972	13.8%	$2,124	$429	20.2%	$1,699	$3.18
Three Months Ended June 30, 2021 - U.S. GAAP	$1,789	13.9%	$1,870	$470	25.1%	$1,413	$2.56
Restructuring costs	25	0.2%	25	3	15.0%	22	$0.04
Three Months Ended June 30, 2021 - Adjusted	$1,814	14.1%	$1,895	$473	25.0%	$1,435	$2.60

Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Energy & Transportation (ME&T) – The company defines ME&T as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. ME&T’s information relates to the design, manufacturing and marketing of its products.
Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between ME&T and Financial Products.
The nature of the ME&T and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 14 to 24 reconcile ME&T and Financial Products to Caterpillar Inc. consolidated financial information.
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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Sales and revenues:
Sales of Machinery, Energy & Transportation	$13,539	$12,193	$26,425	$23,384
Revenues of Financial Products	708	696	1,411	1,392
Total sales and revenues	14,247	12,889	27,836	24,776

Operating costs:
Cost of goods sold	9,975	8,881	19,534	16,893
Selling, general and administrative expenses	1,425	1,364	2,771	2,603
Research and development expenses	480	446	937	820
Interest expense of Financial Products	120	116	226	241
Other operating (income) expenses	303	293	569	616
Total operating costs	12,303	11,100	24,037	21,173

Operating profit	1,944	1,789	3,799	3,603

Interest expense excluding Financial Products	108	120	217	262
Other income (expense)	260	201	513	526

Consolidated profit before taxes	2,096	1,870	4,095	3,867

Provision (benefit) for income taxes	427	470	896	945
Profit of consolidated companies	1,669	1,400	3,199	2,922

Equity in profit (loss) of unconsolidated affiliated companies	4	14	11	23

Profit of consolidated and affiliated companies	1,673	1,414	3,210	2,945

Less: Profit (loss) attributable to noncontrolling interests	—	1	—	2

Profit [1]	$1,673	$1,413	$3,210	$2,943

Profit per common share	$3.15	$2.58	$6.03	$5.38
Profit per common share — diluted [2]	$3.13	$2.56	$5.99	$5.33

Weighted-average common shares outstanding (millions)
– Basic	531.0	547.9	532.6	547.1
– Diluted [2]	534.1	552.1	536.1	551.8

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
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Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$6,014	$9,254
Receivables – trade and other	8,393	8,477
Receivables – finance	8,922	8,898
Prepaid expenses and other current assets	2,772	2,788
Inventories	15,881	14,038
Total current assets	41,982	43,455

Property, plant and equipment – net	11,744	12,090
Long-term receivables – trade and other	1,197	1,204
Long-term receivables – finance	12,372	12,707
Noncurrent deferred and refundable income taxes	2,121	1,840
Intangible assets	889	1,042
Goodwill	6,195	6,324
Other assets	4,607	4,131
Total assets	$81,107	$82,793

Liabilities
Current liabilities:
Short-term borrowings:
-- Machinery, Energy & Transportation	$—	$9
-- Financial Products	5,002	5,395
Accounts payable	8,092	8,154
Accrued expenses	3,782	3,757
Accrued wages, salaries and employee benefits	1,772	2,242
Customer advances	1,608	1,087
Dividends payable	633	595
Other current liabilities	2,333	2,256
Long-term debt due within one year:
-- Machinery, Energy & Transportation	124	45
-- Financial Products	5,617	6,307
Total current liabilities	28,963	29,847

Long-term debt due after one year:
-- Machinery, Energy & Transportation	9,589	9,746
-- Financial Products	16,630	16,287
Liability for postemployment benefits	5,160	5,592
Other liabilities	5,006	4,805
Total liabilities	65,348	66,277

Shareholders’ equity
Common stock	6,464	6,398
Treasury stock	(29,501)	(27,643)
Profit employed in the business	41,263	39,282
Accumulated other comprehensive income (loss)	(2,499)	(1,553)
Noncontrolling interests	32	32
Total shareholders’ equity	15,759	16,516
Total liabilities and shareholders’ equity	$81,107	$82,793

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Six Months Ended June 30,
	2022	2021
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$3,210	$2,945
Adjustments for non-cash items:
Depreciation and amortization	1,110	1,173
Provision (benefit) for deferred income taxes	(283)	68
Other	49	(20)
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	283	(343)
Inventories	(2,003)	(1,179)
Accounts payable	427	893
Accrued expenses	(80)	22
Accrued wages, salaries and employee benefits	(445)	618
Customer advances	514	49
Other assets – net	86	(47)
Other liabilities – net	(322)	(133)
Net cash provided by (used for) operating activities	2,546	4,046
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(586)	(419)
Expenditures for equipment leased to others	(688)	(681)
Proceeds from disposals of leased assets and property, plant and equipment	468	636
Additions to finance receivables	(6,705)	(6,203)
Collections of finance receivables	6,519	5,580
Proceeds from sale of finance receivables	21	27
Investments and acquisitions (net of cash acquired)	(36)	(398)
Proceeds from sale of businesses and investments (net of cash sold)	1	28
Proceeds from sale of securities	1,204	276
Investments in securities	(2,118)	(500)
Other – net	32	(63)
Net cash provided by (used for) investing activities	(1,888)	(1,717)
Cash flow from financing activities:
Dividends paid	(1,187)	(1,126)
Common stock issued, including treasury shares reissued	4	123
Common shares repurchased	(1,924)	(251)
Proceeds from debt issued (original maturities greater than three months)	4,015	4,906
Payments on debt (original maturities greater than three months)	(4,246)	(5,966)
Short-term borrowings – net (original maturities three months or less)	(553)	1,460
Other – net	—	(2)
Net cash provided by (used for) financing activities	(3,891)	(856)
Effect of exchange rate changes on cash	(7)	3
Increase (decrease) in cash, cash equivalents and restricted cash	(3,240)	1,476
Cash, cash equivalents and restricted cash at beginning of period	9,263	9,366
Cash, cash equivalents and restricted cash at end of period	$6,023	$10,842

Cash equivalents primarily represent short-term, highly liquid investments with original maturities of generally three months or less.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended June 30, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$13,539	$13,539	$—	$—
Revenues of Financial Products	708	—	828	(120)	1
Total sales and revenues	14,247	13,539	828	(120)

Operating costs:
Cost of goods sold	9,975	9,978	—	(3)	2
Selling, general and administrative expenses	1,425	1,261	167	(3)	2
Research and development expenses	480	480	—	—
Interest expense of Financial Products	120	—	120	—
Other operating (income) expenses	303	16	307	(20)	2
Total operating costs	12,303	11,735	594	(26)

Operating profit	1,944	1,804	234	(94)

Interest expense excluding Financial Products	108	108	—	—
Other income (expense)	260	180	(14)	94	3

Consolidated profit before taxes	2,096	1,876	220	—

Provision (benefit) for income taxes	427	374	53	—
Profit of consolidated companies	1,669	1,502	167	—

Equity in profit (loss) of unconsolidated affiliated companies	4	7	—	(3)	4

Profit of consolidated and affiliated companies	1,673	1,509	167	(3)

Less: Profit (loss) attributable to noncontrolling interests	—	—	3	(3)	5

Profit [6]	$1,673	$1,509	$164	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended June 30, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$12,193	$12,193	$—	$—
Revenues of Financial Products	696	—	796	(100)	1
Total sales and revenues	12,889	12,193	796	(100)

Operating costs:
Cost of goods sold	8,881	8,884	—	(3)	2
Selling, general and administrative expenses	1,364	1,210	159	(5)	2
Research and development expenses	446	446	—	—
Interest expense of Financial Products	116	—	116	—
Other operating (income) expenses	293	—	307	(14)	2
Total operating costs	11,100	10,540	582	(22)

Operating profit	1,789	1,653	214	(78)

Interest expense excluding Financial Products	120	120	—	—
Other income (expense)	201	445	28	(272)	3

Consolidated profit before taxes	1,870	1,978	242	(350)

Provision (benefit) for income taxes	470	415	55	—
Profit of consolidated companies	1,400	1,563	187	(350)

Equity in profit (loss) of unconsolidated affiliated companies	14	17	—	(3)	4

Profit of consolidated and affiliated companies	1,414	1,580	187	(353)

Less: Profit (loss) attributable to noncontrolling interests	1	1	3	(3)	5

Profit [6]	$1,413	$1,579	$184	$(350)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Six Months Ended June 30, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$26,425	$26,425	$—	$—
Revenues of Financial Products	1,411	—	1,641	(230)	1
Total sales and revenues	27,836	26,425	1,641	(230)

Operating costs:
Cost of goods sold	19,534	19,538	—	(4)	2
Selling, general and administrative expenses	2,771	2,443	339	(11)	2
Research and development expenses	937	937	—	—
Interest expense of Financial Products	226	—	226	—
Other operating (income) expenses	569	(12)	621	(40)	2
Total operating costs	24,037	22,906	1,186	(55)

Operating profit	3,799	3,519	455	(175)

Interest expense excluding Financial Products	217	217	—	—
Other income (expense)	513	337	1	175	3

Consolidated profit before taxes	4,095	3,639	456	—

Provision (benefit) for income taxes	896	786	110	—
Profit of consolidated companies	3,199	2,853	346	—

Equity in profit (loss) of unconsolidated affiliated companies	11	15	—	(4)	4

Profit of consolidated and affiliated companies	3,210	2,868	346	(4)

Less: Profit (loss) attributable to noncontrolling interests	—	—	4	(4)	5

Profit [6]	$3,210	$2,868	$342	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Six Months Ended June 30, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$23,384	$23,384	$—	$—
Revenues of Financial Products	1,392	—	1,584	(192)	1
Total sales and revenues	24,776	23,384	1,584	(192)

Operating costs:
Cost of goods sold	16,893	16,897	—	(4)	2
Selling, general and administrative expenses	2,603	2,324	283	(4)	2
Research and development expenses	820	820	—	—
Interest expense of Financial Products	241	—	241	—
Other operating (income) expenses	616	26	621	(31)	2
Total operating costs	21,173	20,067	1,145	(39)

Operating profit	3,603	3,317	439	(153)

Interest expense excluding Financial Products	262	262	—	—
Other income (expense)	526	676	47	(197)	3

Consolidated profit before taxes	3,867	3,731	486	(350)

Provision (benefit) for income taxes	945	827	118	—
Profit of consolidated companies	2,922	2,904	368	(350)

Equity in profit (loss) of unconsolidated affiliated companies	23	29	—	(6)	4

Profit of consolidated and affiliated companies	2,945	2,933	368	(356)

Less: Profit (loss) attributable to noncontrolling interests	2	2	6	(6)	5

Profit [6]	$2,943	$2,931	$362	$(350)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At June 30, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$6,014	$5,213	$801	$—
Receivables – trade and other	8,393	3,422	541	4,430	[1,2]
Receivables – finance	8,922	—	13,499	(4,577)	2
Prepaid expenses and other current assets	2,772	2,706	320	(254)	3
Inventories	15,881	15,881	—	—
Total current assets	41,982	27,222	15,161	(401)

Property, plant and equipment – net	11,744	7,852	3,892	—
Long-term receivables – trade and other	1,197	324	398	475	[1,2]
Long-term receivables – finance	12,372	—	12,877	(505)	2
Noncurrent deferred and refundable income taxes	2,121	2,644	109	(632)	4
Intangible assets	889	889	—	—
Goodwill	6,195	6,195	—	—
Other assets	4,607	3,801	2,005	(1,199)	5
Total assets	$81,107	$48,927	$34,442	$(2,262)

Liabilities
Current liabilities:
Short-term borrowings	$5,002	$—	$5,002	$—
Accounts payable	8,092	8,008	231	(147)	6
Accrued expenses	3,782	3,398	384	—
Accrued wages, salaries and employee benefits	1,772	1,737	35	—
Customer advances	1,608	1,608	—	—
Dividends payable	633	633	—	—
Other current liabilities	2,333	1,865	745	(277)	[4,7]
Long-term debt due within one year	5,741	124	5,617	—
Total current liabilities	28,963	17,373	12,014	(424)

Long-term debt due after one year	26,219	9,619	16,630	(30)	8
Liability for postemployment benefits	5,160	5,160	—	—
Other liabilities	5,006	4,179	1,517	(690)	4
Total liabilities	65,348	36,331	30,161	(1,144)

Shareholders’ equity
Common stock	6,464	6,464	919	(919)	9
Treasury stock	(29,501)	(29,501)	—	—
Profit employed in the business	41,263	37,029	4,223	11	9
Accumulated other comprehensive income (loss)	(2,499)	(1,430)	(1,069)	—
Noncontrolling interests	32	34	208	(210)	9
Total shareholders’ equity	15,759	12,596	4,281	(1,118)
Total liabilities and shareholders’ equity	$81,107	$48,927	$34,442	$(2,262)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T's insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Elimination of prepaid insurance in Financial Products’ other liabilities.
8	Elimination of debt between ME&T and Financial Products.
9	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$9,254	$8,428	$826	$—
Receivables – trade and other	8,477	3,279	435	4,763	[1,2]
Receivables – finance	8,898	—	13,828	(4,930)	2
Prepaid expenses and other current assets	2,788	2,567	358	(137)	3
Inventories	14,038	14,038	—	—
Total current assets	43,455	28,312	15,447	(304)

Property, plant and equipment – net	12,090	8,172	3,918	—
Long-term receivables – trade and other	1,204	375	204	625	[1,2]
Long-term receivables – finance	12,707	—	13,358	(651)	2
Noncurrent deferred and refundable income taxes	1,840	2,396	105	(661)	4
Intangible assets	1,042	1,042	—	—
Goodwill	6,324	6,324	—	—
Other assets	4,131	3,388	1,952	(1,209)	5
Total assets	$82,793	$50,009	$34,984	$(2,200)

Liabilities
Current liabilities:
Short-term borrowings	$5,404	$9	$5,395	$—
Accounts payable	8,154	8,079	242	(167)	6
Accrued expenses	3,757	3,385	372	—
Accrued wages, salaries and employee benefits	2,242	2,186	56	—
Customer advances	1,087	1,086	1	—
Dividends payable	595	595	—	—
Other current liabilities	2,256	1,773	642	(159)	[4,7]
Long-term debt due within one year	6,352	45	6,307	—
Total current liabilities	29,847	17,158	13,015	(326)

Long-term debt due after one year	26,033	9,772	16,287	(26)	8
Liability for postemployment benefits	5,592	5,592	—	—
Other liabilities	4,805	4,106	1,425	(726)	4
Total liabilities	66,277	36,628	30,727	(1,078)

Shareholders’ equity
Common stock	6,398	6,398	919	(919)	9
Treasury stock	(27,643)	(27,643)	—	—
Profit employed in the business	39,282	35,390	3,881	11	9
Accumulated other comprehensive income (loss)	(1,553)	(799)	(754)	—
Noncontrolling interests	32	35	211	(214)	9
Total shareholders’ equity	16,516	13,381	4,257	(1,122)
Total liabilities and shareholders’ equity	$82,793	$50,009	$34,984	$(2,200)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T’s insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Elimination of prepaid insurance in Financial Products’ other liabilities.
8	Elimination of debt between ME&T and Financial Products.
9	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Six Months Ended June 30, 2022
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$3,210	$2,868	$346	$(4)	1
Adjustments for non-cash items:
Depreciation and amortization	1,110	715	395	—
Provision (benefit) for deferred income taxes	(283)	(232)	(51)	—
Other	49	(54)	(93)	196	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	283	(32)	12	303	[2,3]
Inventories	(2,003)	(2,003)	—	—
Accounts payable	427	396	11	20	2
Accrued expenses	(80)	(89)	9	—
Accrued wages, salaries and employee benefits	(445)	(428)	(17)	—
Customer advances	514	515	(1)	—
Other assets – net	86	(44)	(25)	155	2
Other liabilities – net	(322)	(323)	149	(148)	2
Net cash provided by (used for) operating activities	2,546	1,289	735	522
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(586)	(583)	(5)	2	2
Expenditures for equipment leased to others	(688)	(11)	(683)	6	2
Proceeds from disposals of leased assets and property, plant and equipment	468	43	433	(8)	2
Additions to finance receivables	(6,705)	—	(7,175)	470	3
Collections of finance receivables	6,519	—	6,896	(377)	3
Net intercompany purchased receivables	—	—	615	(615)	3
Proceeds from sale of finance receivables	21	—	21	—
Net intercompany borrowings	—	—	3	(3)	4
Investments and acquisitions (net of cash acquired)	(36)	(36)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	1	1	—	—
Proceeds from sale of securities	1,204	1,014	190	—
Investments in securities	(2,118)	(1,724)	(394)	—
Other – net	32	58	(26)	—
Net cash provided by (used for) investing activities	(1,888)	(1,238)	(125)	(525)
Cash flow from financing activities:
Dividends paid	(1,187)	(1,187)	—	—
Common stock issued, including treasury shares reissued	4	4	—	—
Common shares repurchased	(1,924)	(1,924)	—	—
Net intercompany borrowings	—	(3)	—	3	4
Proceeds from debt issued > 90 days	4,015	—	4,015	—
Payments on debt > 90 days	(4,246)	(13)	(4,233)	—
Short-term borrowings – net < 90 days	(553)	(141)	(412)	—
Net cash provided by (used for) financing activities	(3,891)	(3,264)	(630)	3
Effect of exchange rate changes on cash	(7)	—	(7)	—
Increase (decrease) in cash, cash equivalents and restricted cash	(3,240)	(3,213)	(27)	—
Cash, cash equivalents and restricted cash at beginning of period	9,263	8,433	830	—
Cash, cash equivalents and restricted cash at end of period	$6,023	$5,220	$803	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Six Months Ended June 30, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$2,945	$2,933	$368	$(356)	1,5
Adjustments for non-cash items:
Depreciation and amortization	1,173	772	401	—
Provision (benefit) for deferred income taxes	68	111	(43)	—
Other	(20)	74	(169)	75	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(343)	(206)	11	(148)	[2,3]
Inventories	(1,179)	(1,180)	—	1	2
Accounts payable	893	871	2	20	2
Accrued expenses	22	93	(71)	—
Accrued wages, salaries and employee benefits	618	593	25	—
Customer advances	49	49	—	—
Other assets – net	(47)	(154)	15	92	2
Other liabilities – net	(133)	(157)	97	(73)	2
Net cash provided by (used for) operating activities	4,046	3,799	636	(389)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(419)	(417)	(7)	5	2
Expenditures for equipment leased to others	(681)	(13)	(670)	2	2
Proceeds from disposals of leased assets and property, plant and equipment	636	49	595	(8)	2
Additions to finance receivables	(6,203)	—	(6,680)	477	3
Collections of finance receivables	5,580	—	6,095	(515)	3
Net intercompany purchased receivables	—	—	(78)	78	3
Proceeds from sale of finance receivables	27	—	27	—
Net intercompany borrowings	—	1,000	2	(1,002)	4
Investments and acquisitions (net of cash acquired)	(398)	(398)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	28	28	—	—
Proceeds from sale of securities	276	35	241	—
Investments in securities	(500)	(225)	(275)	—
Other – net	(63)	26	(89)	—
Net cash provided by (used for) investing activities	(1,717)	85	(839)	(963)
Cash flow from financing activities:
Dividends paid	(1,126)	(1,126)	(350)	350	5
Common stock issued, including treasury shares reissued	123	123	—	—
Common shares repurchased	(251)	(251)	—	—
Net intercompany borrowings	—	(2)	(1,000)	1,002	4
Proceeds from debt issued > 90 days	4,906	494	4,412	—
Payments on debt > 90 days	(5,966)	(1,902)	(4,064)	—
Short-term borrowings – net < 90 days	1,460	(6)	1,466	—
Other – net	(2)	(2)	—	—
Net cash provided by (used for) financing activities	(856)	(2,672)	464	1,352
Effect of exchange rate changes on cash	3	(5)	8	—
Increase (decrease) in cash, cash equivalents and restricted cash	1,476	1,207	269	—
Cash, cash equivalents and restricted cash at beginning of period	9,366	8,822	544	—
Cash, cash equivalents and restricted cash at end of period	$10,842	$10,029	$813	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
5	Elimination of dividend activity between Financial Products and ME&T.
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